Exhibit 99.1

NORTHWESTERN CORPORATION

2006 OFFICER SEVERANCE PLAN

Effective March 31, 2006

i

NORTHWESTERN CORPORATION
2006 OFFICER SEVERANCE PLAN

Effective March 31, 2006

NorthWestern Corporation (the “Company”), a Delaware corporation, by resolution of its Board of Directors (“Board”) and Human Resources Committee (“Committee”) dated March 31, 2006, has adopted this NorthWestern Corporation 2006 Officer Severance Plan (the “Plan”), effective as of March 31, 2006 (“Effective Date”), for the benefit of a select group of executives of the Company identified in Appendix I.  This Plan shall be unfunded for tax purposes and for purposes and Title 1 of ERISA.  The Plan is not applicable to the Company’s represented employees and other employees as described below.  As defined in Section 1.15 below, this Plan is subject to a two (2) year Term, beginning on the Effective Date and ending on the second anniversary of such Effective Date.

ARTICLE 1

DEFINITIONS

Whenever the following terms are used in the Plan with the first letter capitalized, they shall have the meaning specified below unless the context clearly indicates to the contrary.

1.1                                 “Administrator” shall mean NorthWestern Corporation or certain officer or officers of the Company as designated by the Board.

1.2                                 “Board” shall mean the Board of Directors of NorthWestern Corporation.  The Board may delegate its power or duty over this Plan to any other person or persons, including a committee or sub-committee.

1.3                                 “Cause” under Articles 2 and 3 of this Plan shall mean any of the following; provided, however, the termination of the employee’s employment shall not be deemed to be for Cause unless prior to any termination for Cause such employee is provided a written finding in the good faith opinion of the CEO of the conduct constituting Cause in this Section 1.3 after such employee has been provided a reasonable opportunity to respond to any written charges (together with counsel) specifying the particulars thereof, and taking into account the employee’s response (including any response from employee’s counsel) to such charges, if any; provided, further, in the case of the Chief Executive Officer (“CEO”), termination for Cause shall require an affirmative vote of not less than a majority of the entire membership of the Board at a meeting of the Board called and held for such purpose (after reasonable written notice of any such meeting is provided to the CEO and the CEO is given an opportunity, together with counsel, to be heard before the Board), finding that, in the good faith opinion of the Board, the employee is guilty of the conduct described in this Section 1.3; provided, further, that in the case of the Internal Audit and Controls Officer (“IACO”), termination for Cause shall require an affirmative vote of not less than a majority of the Audit Committee of the Board at a meeting called and held for such purpose (after reasonable written notice of any such meeting is provided to the IACO and the IACO is given an opportunity, together with counsel, to be heard before the Audit Committee), finding that, in the good faith opinion of the Audit Committee, the employee is guilty of the conduct described in this Section 1.3:

1.3.1	Fraud, misappropriation of corporate property or funds, or embezzlement;

1.3.2	Malfeasance in office, misfeasance in office which is willful or grossly negligent, or nonfeasance in office which is willful or grossly negligent;

1.3.3	Failure to comply with the Company’s Code of Conduct;

1.3.4	Illegal conduct, gross misconduct or dishonesty, in each case which is willful and results (or is reasonably likely to result) in substantial damage to the company;

1.3.5

Willful and continued failure by the employee to perform substantially his/her duties with the Company (other than any such failure resulting from his/her incapacity due to physical or mental illness) after receiving written demand for substantial performance from his/her immediate supervisor and after having a reasonable period to correct the same. The written demand will specifically identify the manner in which such immediate supervisor believes the employee has not substantially performed his/her duties; or

1.3.6

Willful and continued engaging by the employee in conduct which is demonstrably and materially injurious to the Company and/or its subsidiaries, monetarily or otherwise; provided that no act, or failure to act, on the employee’s part shall be considered “willful” unless done, or omitted to be done, by the employee in bad faith and without reasonable belief that his/her action or omission was in, or not opposed to, the best interests of the Company. Any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the Board or upon the instructions of the Company’s Chief Executive Officer or other duly authorized senior officer of the Company or based upon the advice of counsel for the Company shall be conclusively presumed to be done, or omitted to be done, by the employee in good faith and in the best interest of the Company and its subsidiaries.

1.4                                 “Change of Control” shall mean any of the following:

1.4.1

Any “person,” as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any company owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company) becomes, after the Effective Date, the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such person any securities acquired directly from the Company or its affiliates) representing 50% or more of the combined voting power of the Company’s then outstanding securities, other than (A) the Company or any successor to the Company by means of a transaction that is not a Change of Control pursuant to clause (iii) of this Paragraph (c), or (B) a group of two or more persons not acting in concert for the purpose of acquiring, holding or disposing of such stock. The acquisition of additional stock by any person who immediately prior to such acquisition already is the beneficial owner of more than fifty percent (50%) of the capital stock of the Company entitled to vote in the election of directors is not a Change of Control.

1.4.2

During any period of 12 months, individuals who at the beginning of such period constitute the Board, and any new director whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of a majority of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof.

1.4.3

The merger or consolidation of the Company with any other corporation, other than (A) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company, more than 65% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, (B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no person acquires more than 50% of the combined voting power of the Company’s then outstanding securities or (C) a merger or consolidation of the Company with one or more other persons that are related to the Company immediately prior to the merger or consolidation. For purposes of this provision, persons are ‘related’ if one of them owns, directly or indirectly, at least fifty percent (50%) of the voting capital stock of the other or a third person owns, directly or indirectly, at least fifty percent (50%) of the voting capital stock of each of them.

1.4.4

The sale or disposition by the Company of all or substantially all of the Company’s assets to one or more persons that are not related, as defined in clause (iii) of this Paragraph (c), to the Company immediately prior to the sale or transfer.

1.5                                 “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, together with regulations there under.

1.6                                 “Company” shall mean NorthWestern Corporation and all of its affiliates, subsidiaries, and any entity, which is a successor in interest to the Company.

1.7                                 “Compensation” shall mean current base pay plus the target bonus under the applicable Northwestern Energy Employee Incentive Plan currently in effect.

1.8                                 “Disability” shall mean that a Participant is (i) unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, or (ii) by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, receiving income replacement benefits for a period of not less than three (3) months under an accident or health plan covering employees of the Participant’s Employer.

1.9                                 “Eligible Employee” shall mean an employee of the Company who (i) is an “officer” of the Company listed in Appendix I as of the Effective Date or who later becomes an “officer” of the Company after the Effective Date and the Administrator has determined such person is eligible to participate in the Plan, (ii) who has executed an Acknowledgement Form, and (ii) who is not ineligible under Section 4.1.

1.10                           “ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, together with regulations there under.

1.11                           “Good Reason” under the Article 3 of this Plan shall mean the occurrence of any of the following:

1.11.1	A reduction in Compensation per annum in excess of the greater of 15% or $10,000;

1.11.2

The relocation of the office or place where you normally report for work to a location more than fifty (50) miles distant from the location where you normally reported for work immediately prior to the Change of Control, except for required travel in respect of the Company’s business to an extent substantially consistent with your business travel obligations as of the date of any Change of Control;

1.11.3

The failure of the Company to provide an Eligible Employee with a substantially equivalent or better position held at the time of the Change of Control, notwithstanding any reduction in title, responsibilities, duties or support solely as a result of the Company going private or becoming a division or lesser entity of a larger private or publicly traded company; and

1.11.4	The failure by the Company to obtain a satisfactory agreement from any successor to assume and agree to perform this Agreement.

Your continued employment shall not constitute your consent to, or a waiver of your rights with respect to, any act or failure to act constituting Good Reason hereunder.

1.12                           “Participant” shall mean an Eligible Person.

1.13                           “Participant Acknowledgement” shall mean the acknowledgement attached to this Plan and which purpose is to demonstrate that a contract exists as between the Eligible Employee and the Company.

1.14                           “Plan” shall mean the NorthWestern Corporation 2006 Officer Severance Plan.

1.15                           “Retirement” shall mean the same definition provided under the Company sponsored pension /retirement plan in which the Eligible Employee is a participant.

1.16                           “Term” shall mean the period beginning on the Effective Date of the Plan and ending on the second anniversary of such Effective Date; provided, however, that if a Change of Control occurs during the Term, the Term for purposes of the Change of Control Plan Provisions shall continue in full force and effect for a period of not less than eighteen (18) months following such Change of Control event; provided, further, however, if multiple Change of Control events occur within any eighteen (18) month period following a Change of Control event, the Term shall again be extended for an additional eighteen (18) months from the latest in time Change of Control event.

ARTICLE 2

SEVERANCE PLAN PROVISIONS

2.1                                 Eligibility for Severance Benefits

You will be eligible to receive severance benefits pursuant to Section 2.2 of the Plan only if (i) you are an Eligible Employee, (ii) you are not entitled to severance benefits under the Change of Control Provisions under Article 3 of this Plan, and (iii) you execute the Waiver and Release Agreement provided to you by the Company upon your termination of employment.  Notwithstanding the foregoing, in the event your employment is terminated by the Company with or without Cause (as defined in Section 1.3), the Company shall make payment to you for any earned or vested Compensation in accordance with applicable state law.

2.2                                 Severance Benefits

If the Company terminates the employment of an Eligible Employee without Cause (as defined in Section 1.3), the Company, upon receipt of a properly executed Waiver and Release Agreement, shall pay to such Eligible Employee the following:

2.2.1

a lump sum cash severance payment in an amount equal to one times (1X) the annual base pay in effect on the date of termination of employment, generally payable within the payroll cycle following the termination date but in no event later than thirty (30) days of termination of employment;

2.2.2

a pro-rata annual short-term incentive bonus determined based on (i) the total number of days that the Eligible Employee was an eligible participant of the Incentive Plan described below including all non-business days, divided by three hundred and sixty (360), multiplied by (ii) the annual short-term incentive bonus payable to such Eligible Employee under the applicable Northwestern Energy Employee Incentive Plan currently in effect (“Incentive Plan”), calculated at the end of the performance period, and payable in accordance with the terms of the Incentive Plan;

2.2.3	reimbursement of any COBRA premiums paid by an Eligible Employee during the twelve (12) month period following the date employment is terminated; and

2.2.4	outplacement services provided by a Company selected provider limited to $12,000 per Eligible Employee over a period not to exceed twelve (12) months following the date employment is terminated.

2.3                                 Delay of Payment Under Code Section 409A

If any payment to be made hereunder is considered nonqualified deferred compensation subject to Section 409A of the Code and otherwise would be made within six months following a Participant’s termination of employment to such Participant who is a “specified employee” as defined for purposes of Code Section 409A, then such payment shall be delayed and paid no earlier than the first day of the seventh calendar month following such termination of employment.

ARTICLE 3

CHANGE OF CONTROL PLAN PROVISIONS

3.1                                 Eligibility for Change of Control Benefits

You will receive the benefits described in Section 3.2.1 of the Plan if you are an Eligible Employee upon the occurrence of a Change of Control (as defined in Section 1.4).  You will also receive the severance benefits under Section 3.2.2 of the Plan if (i) within eighteen (18) months following the occurrence of any Change of Control event described in Section 1.4 while you are an Eligible Employee, (ii) your employment is terminated by the Company without Cause or by you for Good Reason (as defined in Section 1.11), (iii) you are not entitled to severance benefits under the Severance Plan Provisions under Article 2 of this Plan, and (iv) you execute a Waiver and Release Agreement provided to you by the Company upon your termination of employment.  Notwithstanding the foregoing, in the event your employment is terminated by the Company with or without Cause (as defined in Section 1.3), the Company shall make payment to you for any earned or vested Compensation in accordance with applicable state law.

3.2                                 Change of Control Benefits

3.2.1	Upon the occurrence of a Change of Control (as defined in Section 1.4), any unvested equity compensation held by an Eligible Employee shall become immediately vested in full.

3.2.2

In the event that within eighteen (18) months after a Change of Control of the Company (if multiple Changes of Control occur within the Term or within any eighteen (18) month period following a Change of Control, then eighteen (18) months is measured from the latest in time Change of Control) the employment of an Eligible Employee with the Company (i) is terminated by the Company (as defined in Section 1.15), or (ii) is terminated by such Eligible Employee for Good Reason (as defined in Section 1.11), the Company upon receipt of a properly executed Waiver and Release Agreement, shall pay to such Eligible Employee the following:

(a)	a lump sum cash payment in an amount determined and payable pursuant to the schedule set forth in Appendix II;

(b)

a pro-rata annual short-term incentive bonus determined based on (i) the total number of days that the Eligible Employee was an eligible participant of the Incentive Plan described below including all non-business days, divided by three hundred and sixty (360), multiplied by (ii) the target bonus payable to such Eligible Employee under the applicable Northwestern Energy Employee Incentive Plan currently in effect, generally payable within the payroll cycle following the termination date but in no event later than thirty (30) days from the date of termination of employment;

(c)	reimbursement of any COBRA premiums paid by an Eligible Employee during the eighteen (18) month period following the date employment is terminated; and

(d)	outplacement services provided by a Company selected provider limited to $12,000 per Eligible Employee over a period not to exceed twelve (12) months following the date employment is terminated.

3.3                                 Delay of Payment Under Code Section 409A

If any payment to be made hereunder is considered nonqualified deferred compensation subject to Section 409A of the Code and otherwise would be made within six months following a Participant’s termination of employment to such Participant who is a “specified employee” as defined for purposes of Code Section 409A, then such payment shall be delayed and paid no earlier than the first day of the seventh calendar month following such termination of employment.

ARTICLE 4

ADDITIONAL PROVISIONS

4.1                                 Ineligibility for Severance and Change of Control Benefits

4.1.1

Persons Who Resign, etc., i.e., persons whose employment terminates voluntarily (not including a voluntary termination with Good Reason within eighteen (18) months following a Change in Control), or due to Cause, Retirement, death or Disability.

4.1.2	Changed Decisions, i.e., persons for whom NorthWestern cancels a pending termination of employment at any time before employment actually terminates.

4.2                                 Re-employment

If you are re-employed by NorthWestern or a Successor Employer while severance benefits are being paid to you under the Plan, all such benefits will cease, except as otherwise agreed by NorthWestern or the Successor Employer, as the case may be.

4.3                                 Taxes

Taxes will be withheld from Severance Benefits and the Change of Control Benefits under the Plan to the extent required by law and in the case of Change of Control Benefits as set forth in the Change of Control Agreement and/or Waiver and Release Agreement.

4.4                                 Excise Tax

Notwithstanding any other provision of this Plan, if the total amounts payable pursuant to this Plan, together with all other payments to which Participant is entitled, would constitute an “excess parachute payment” (as defined in Section 280G of the Code), Participant shall receive the greater of: (i) the Change of Control benefits payable under Article 3, less any excise tax imposed under Section 4999 of the Code, or (ii) the largest amount which may be paid without any portion of such amount being subject to the excise tax imposed by Section 4999 of the Code.  For purposes of determining the largest amount payable, such payments shall be reduced in such order and manner as the Company may elect (or in the absence of such election, shall be determined by Participant).

4.5                                 Relation to Other Plans

This Plan is in lieu of any prior severance plans, policies or programs, or in the case of a Change of Control, any prior Change of Control plans, policies or programs of the Company that might apply to you.  Severance Benefits under this Plan will be counted as “compensation” for purposes of determining benefits under any other supplemental pension plan or similar arrangement.

4.6                                 Amendment or Termination

This Plan may not be amended, revised, changed, terminated or cancelled except (i) as provided under Section 6.6.5, or (ii) to increase Severance or Change of Control Benefits payable to Eligible Employees or to substitute a plan that would provide Severance Benefits and terms that do not adversely affect the Eligible Employees under this Plan during its Term (as defined in Section 1.15).  Notwithstanding the foregoing, nothing in this Plan precludes an Eligible Employee from waiving his/her rights and/or entitlements to any benefits under this Plan in exchange for alternative severance benefits payable by the Company under a separate agreement.

ARTICLE 5

SUPERIOR PLAN PROVISIONS

5.1                                 Surviving Plan

This Plan shall control the terms and amounts of Severance and Change of Control Benefits payable to Eligible Employees regardless of any severance or change of control benefits policies, plans or programs of the Company established prior to the adoption of this Plan.  Accordingly, this Plan in its entirety shall supersede all Company adopted policies, plans or programs of the Company that provide severance or change of control benefits to Eligible Employees, including any policies, plans or programs of any companies involved in a Change of Control with the Company.  This Plan shall be binding upon any successor organization of the Company and shall inure to the benefit of the Plan Participants.  Notwithstanding the foregoing, nothing in this Plan precludes an Eligible Employee from waiving his/her rights and/or entitlements to any benefits under this Plan in exchange for alternative severance benefits payable by the Company under a separate agreement.

ARTICLE 6

ADMINISTRATIVE PROVISIONS

6.1                                 General

The following provisions in this article only apply to the Severance Benefits provisions of this Plan.

6.1.1	Discretion. The Administrator is responsible for the general administration and management of the Plan and shall have all powers and duties necessary to fulfill its responsibilities, including, but not limited to, the discretion to interpret and apply the Plan and to determine all questions relating to eligibility for benefits. The Plan shall be interpreted in accordance with its terms, their intended meanings and to effectuate the letter and spirit of the Preamble. The Administrator shall have the discretion to interpret or construe ambiguous, unclear or implied (but omitted) terms as it they deems appropriate in its sole discretion but to effectuate the letter and spirit of the Preamble and to make any findings of fact, if needed, in the administration of the Plan. The validity of any such interpretation, construction, decision or finding of fact shall not be given de novo review if challenged in court, by arbitration, or in any other forum, and shall be upheld unless clearly arbitrary or capricious.

6.1.2

Finality of Determinations. All actions taken and all determinations made in good faith by the Administrator will be final and binding on all persons claiming any interest in or under the Plan. To the extent the Administrator has been granted discretionary authority under the Plan, the Administrator’s prior exercise of such authority shall not obligate it to exercise its authority in a like fashion thereafter.

6.1.3

Drafting Errors. If, due to errors in drafting, any Plan provision does not accurately reflect its intended meaning, as demonstrated by consistent interpretations or other evidence of intent, or as determined by the Administrator in its sole discretion, the provision shall be considered ambiguous and shall be interpreted by the Administrator in a fashion consistent the evidenced intent.

6.2                                 Costs and Indemnification

All costs of administering the Plan and providing Plan benefits will be paid by the Company.  To the extent permitted by applicable law and in addition to any other indemnities or insurance provided by the Company, the Company shall indemnify and hold harmless its (and its affiliates) current and former officers, directors, and employees against all expenses, liabilities and claims (including legal fees incurred to defend against such liabilities and claims) arising out of their discharge in good faith of their administrative and fiduciary responsibilities with respect to the Plan.  Expenses and liabilities arising out of willful misconduct will not be covered under this indemnity.

6.3                                 Limitation on Employee Rights

This Plan shall not give any employee the right to be retained in the service of the Company or interfere with or restrict the right of the Company to discharge or retire the employee.  This Plan shall not constitute a contract of employment of any kind.

6.4                                 Governing Law

To the extent that state law is applicable, the statutes and common law of the State of Delaware (excluding any that mandate the use of another jurisdiction’s laws) shall apply.

6.5                                 Miscellaneous

Where the context so indicates, the singular will include the plural and vice versa.  Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of the Plan.  Unless the context clearly indicates to the contrary, a reference to a statute or document shall be construed as referring to any subsequently enacted, adopted or executed counterpart.

6.6                                 Claims Procedures

6.6.1	Claims Normally Not Required. Normally, you do not need to present a formal claim to receive benefits payable under this Plan.

6.6.2

Disputes. If any person (Claimant) believes that benefits are being denied improperly, that the Plan is not being operated properly, that fiduciaries of the Plan have breached their duties, or that the Claimant’s legal rights are being violated with respect to the Plan, the Claimant must file a formal claim with the Administrator. This requirement applies to all claims that any Claimant has with respect to the Plan, including claims against fiduciaries and former fiduciaries, except to the extent the Administrator determines, in its sole discretion, that it does not have the power to grant all relief reasonably being sought by the Claimant.

6.6.3

Time for Filing Claims. A formal claim must be filed within 90 days after the date the Claimant first knew or should have known of the facts on which the claim is based, unless the Administrator in writing consents otherwise.

6.6.4

Arbitration. The Participants and Company agree that any and all disputes, controversies or claims of any kind or nature, including but not limited to any arising out of or in any related to the interpretation of this Plan or to the employment or separation of an Eligible Employee from the Company, shall be submitted to binding arbitration under the auspices and rules of the American Arbitration Association located nearest to where the Eligible Employee resides. Judgment upon an award rendered by the arbitrator may be entered in any competent court having jurisdiction over the dispute. The Participants and Company agree that arbitration is in lieu of any and all other civil legal proceedings and that all rights to resolve disputes through court or trial by jury are hereby waived. Furthermore, the Company agrees that it will reimburse an Eligible Employee for any legal costs arising from an Arbitration proceeding that results in a favorable outcome for such Eligible Employee.

6.6.5

Procedures. The Administrator has adopted the procedures for considering claims, which it may amend from time to time, as it sees fit. These procedures shall comply with all applicable legal requirements. The right to receive benefits under this Plan is contingent on a Claimant using the prescribed claims procedures to resolve any claim.  Therefore, if a Claimant (or his or her successor or assign) seeks to resolve any claim by any means other than the prescribed claims provisions, he or she must repay all benefits received under this Plan and shall not be entitled to any further Plan benefits.

Adopted and Approved

NORTHWESTERN CORPORATION

By:	/s/ Michael J. Hanson	March 31, 2006
	Michael J. Hanson	Date

Title:	President and Chief Executive Officer

APPENDIX I

ELIGIBLE COMPANY OFFICERS

Name	Title
Michael J. Hanson	President and CEO
Brian B. Bird	VP & Chief Financial Officer
Thomas J. Knapp	VP, General Counsel & Corporate Secretary
Gregory G.A. Trandem	VP, Administrative Services
David G. Gates	VP, Wholesale Operations
Curtis T. Pohl	VP, Retail Operations
Bobbi L. Schroeppel	VP, Customer Care and Communications
Patrick R. Corcoran	VP, Government and Regulatory Affairs
Bart A. Thielbar	VP, Information Technology
Kendall G. Kliewer	Controller
Paul J. Evans	Treasurer
Michael L. Nieman	Internal Audit and Controls Officer

APPENDIX II

CHANGE OF CONTROL BENEFITS SCHEDULE

(1) CEO and CFO:

If an Eligible Employee qualifies for Change of Control Benefits under this Plan, the Company will provide the Eligible Employee, in addition to the other Change of Control benefits set forth in this Plan, with a single lump sum payment equal to 2 times (2X) the sum of the Eligible Employee’s Compensation (as defined in Section 1.7) in effect on the date of the Eligible Employee’s termination of employment.  Such lump sum payment generally shall be payable within the payroll cycle following the termination date but in no event later than thirty (30) days from the date of termination of employment.

(2) All Other Officers:

If an Eligible Employee qualifies for Change of Control Benefits under this Plan, the Company will provide the Eligible Employee, in addition to the other Change of Control benefits set forth in this Plan, with a single lump sum payment equal to 1.5 times (1.5X) the sum of the Eligible Employee’s Compensation (as defined in Section 1.7) in effect on the date of the Eligible Employee’s termination of employment.  Such lump sum payment generally shall be payable within the payroll cycle following the termination date but in no event later than thirty (30) days from the date of termination of employment.